Exhibit 99.1

EverQuote Announces Third Quarter 2019 Financial Results

•	Revenue Increased 61% Year-Over-Year to $67.1 Million

•	Variable Marketing Margin Increased 67% Year-Over-Year to $20.9 Million

•	Company Achieves Milestone of GAAP Profitability

•	Company Increased Adjusted EBITDA to $3.9 million

•	Company Raises Full Year 2019 Guidance

CAMBRIDGE, Mass., November 4, 2019 — EverQuote, Inc. (NASDAQ: EVER)(“EverQuote” or “the Company”), a leading online insurance marketplace in the U.S., today announced financial results for the third quarter ended September 30, 2019.

“We are pleased to report a strong quarter of revenue growth and variable marketing margin expansion, as we continue to scale the business across all verticals while achieving our first quarter of GAAP profitability as a public company,” said Seth Birnbaum, CEO and Co-Founder of EverQuote. “The strength of our data-driven marketplace, coupled with strategic investments in driving traffic, improving the customer experience and expanding engagement with our insurance provider network, delivered a strong third quarter. We continue to diversify our business with growth in our home and renters, life, and health insurance verticals, as well as the launch of commercial, to capitalize on the massive market opportunity.

“We remain laser focused on execution which is leading to increasing operating leverage and expanding Adjusted EBITDA. Based on our strong third quarter results and continued positive tailwinds in the secular shift of insurance online, we are increasing our guidance for the full year 2019,” concluded Mr. Birnbaum.

Third Quarter 2019 Financial Highlights:

(All comparisons are relative to the third quarter of 2018):

•	Total revenue of $67.1 million, an increase of 61% driven by strength in consumer quote request volume.

•	Automotive insurance vertical revenue of $57.3 million, an increase of 60%.

•	Revenue from our other insurance verticals, which includes home and renters, life, and health insurance, increased 68% to $9.8 million.

•	Variable Marketing Margin of $20.9 million, an increase of 67%.

•	GAAP net income of $0.2 million, compared to a GAAP net loss of $3.8 million.

•	Adjusted EBITDA of $3.9 million, compared to $(1.0) million.

Third Quarter 2019 Business Highlights:

•	The Company’s distribution growth and traffic optimization initiatives led to an 81% year-over-year increase in quote requests.

•	The Company’s direct business increased to 95% of revenue.

•	EverQuote added 24 new technology integrations, which improve the consumer shopping experience.

•	93% of revenue in the quarter came from established insurance providers, which are those carriers and agents, who have been on the Company’s platform for at least a year.

Fourth Quarter and Increased Full-Year 2019 Guidance:

EverQuote anticipates Revenue, Variable Marketing Margin and Adjusted EBITDA to be in the following ranges:

Fourth quarter 2019:

•	Revenue of $67.0 - $69.0 million.

•	Variable Marketing Margin of $19.0 - $20.0 million.

•	Adjusted EBITDA in the range of $2.0 - $3.0 million.

Full year 2019

•	Revenue of $242.0 - $244.0 million, an increase from our previous range of $215.0 - $219.0 million.

•	Variable Marketing Margin of $70.5 - $71.5 million, an increase from our previous range of $62.5 - $64.5 million.

•	Adjusted EBITDA in the range of $6.1 - $7.1 million, an improvement from our previous range of $1.0 - $2.5 million.

With respect to the Company’s expectations under “Fourth Quarter and Full Year 2019 Guidance” above, the Company has not reconciled the non-GAAP measure adjusted EBITDA to the GAAP measure net income (loss) in this press release because the Company does not provide guidance for stock-based compensation expense, depreciation and amortization expense, interest income and expense, and the provision for (benefit from) income taxes on a consistent basis as the Company is unable to quantify these amounts without unreasonable efforts, which would be required to include a reconciliation of adjusted EBITDA to GAAP net income (loss). In addition, the Company believes such a reconciliation would imply a degree of precision that could be confusing or misleading to investors.

Conference Call and Webcast Information

EverQuote will host a conference call and live webcast to discuss its third quarter 2019 financial results and outlook at 4:30 p.m. Eastern Time today, November 4, 2019. To access the conference call, dial (877) 273-5005 for the U.S. or Canada, or (647) 689-5410 for international callers and provide conference ID 6278694. The webcast will be available live on the Investors section of the Company’s website at https://investors.everquote.com.

An audio replay of the call will also be available to investors beginning at approximately 6:30 p.m. Eastern Time on November 4, 2019, until 11:59 p.m. Eastern Time on November 11, 2019, by dialing (800) 585-8367 for the U.S. or Canada, or (416) 621-4642 for international callers, and entering passcode 6278694. In addition, an archived webcast will be available on the Investors section of the Company’s website at: https://investors.everquote.com.

Safe Harbor Statement

Any statements in this press release about future expectations, plans and prospects for EverQuote, Inc. (“EverQuote” or the “Company”), including statements about future results of operations or the future financial position of the Company, including financial targets, business strategy, plans and objectives for future operations and other statements containing the words “anticipates,” “believes,” “expects,” “plans,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: (1) the Company’s ability to attract and retain consumers and insurance providers using the Company’s marketplace; (2) the Company’s ability to maintain or increase the amount providers spend per quote request; (3) the effectiveness of the Company’s growth strategies and its ability to effectively manage growth; (4) the Company’s ability to maintain and build its brand; (5) the Company’s reliance on its third-party service providers; (6) the Company’s ability to develop new and enhanced products and services to attract and retain consumers and insurance providers, and the Company’s ability to successfully monetize them; (7) the impact of competition in the Company’s industry and innovation by the Company’s competitors; (8) the Company’s expected use of proceeds from its initial public offering; and (9) other factors discussed in the “Risk Factors” section of the Company’s most recent Quarterly Report on Form 10-Q, which is on file with the Securities and Exchange Commission. In addition, the forward-looking statements included in this press release represent the Company’s views as of the date of this press release. The Company anticipates that subsequent events and developments will cause the Company’s views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this press release.

About EverQuote

EverQuote operates a leading online insurance marketplace in the U.S., connecting consumers with insurance providers. The company’s data & technology platform matches and connects consumers seeking to purchase insurance with relevant options from the company’s broad direct network of insurance providers, saving consumers and providers time and money. EverQuote was founded with the vision to empower customers to better protect life’s most important assets - their family, property, and future.

EVERQUOTE, INC.

STATEMENTS OF OPERATIONS

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
	(in thousands except per share)
Revenue	$67,112	$41,748	$175,012	$123,570

Cost and operating expenses(1):
Cost of revenue	4,052	3,115	11,222	8,603
Sales and marketing	53,212	35,150	143,358	105,105
Research and development	5,596	4,123	14,685	9,918
General and administrative	4,334	3,296	12,641	6,742

Total cost and operating expenses	67,194	45,684	181,906	130,368

Loss from operations	(82)	(3,936)	(6,894)	(6,798)
Other income (expense):
Interest income (expense)	168	128	536	(68)
Other income	87	—	175	—

Total other income (expense), net	255	128	711	(68)

Net income (loss)	173	(3,808)	(6,183)	(6,866)
Accretion of redeemable convertible preferred stock to redemption value	—	—	—	(37,415)

Net income (loss) available (attributable) to common stockholders	$173	$(3,808)	$(6,183)	$(44,281)

Net income (loss) per share available (attributable) to common stockholders:
Basic	$0.01	$(0.15)	$(0.24)	$(3.12)

Diluted	$0.01	$(0.15)	$(0.24)	$(3.12)

Weighted average common shares outstanding:
Basic	25,910	24,595	25,596	14,187

Diluted	28,607	24,595	25,596	14,187

(1) Amounts include stock-based compensation expense, as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
	(in thousands)
Cost of revenue	$52	$12	$139	$29
Sales and marketing	991	607	2,676	1,277
Research and development	1,061	858	2,914	1,150
General and administrative	1,165	1,109	3,528	1,420

	$3,269	$2,586	$9,257	$3,876

EVERQUOTE, INC.

BALANCE SHEET DATA

	September 30,	December 31,
	2019	2018
	(in thousands)
Cash and cash equivalents	$41,949	$41,634
Working capital	43,629	39,185
Total assets	80,870	65,746
Total liabilities	32,556	22,562
Total stockholders’ equity	48,314	43,184

EVERQUOTE, INC.

STATEMENTS OF CASH FLOWS

	Nine Months Ended September 30,
	2019	2018
	(in thousands)
Cash flows from operating activities:
Net loss	$(6,183)	$(6,866)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization expense	1,593	954
Stock-based compensation expense	9,257	3,876
Noncash interest expense	—	14
Provision for bad debt	479	—
Deferred rent	(79)	319
Changes in operating assets and liabilities:
Accounts receivable	(12,927)	(7,095)
Prepaid expenses and other current assets	(1,754)	(1,052)
Other assets	(2)	—
Accounts payable	6,532	2,394
Accrued expenses and other current liabilities	3,414	1,367
Deferred revenue	127	83

Net cash provided by (used in) operating activities	457	(6,006)

Cash flows from investing activities:
Acquisition of property and equipment, including costs capitalized for development of internal-use software	(2,198)	(2,476)

Net cash used in investing activities	(2,198)	(2,476)

Cash flows from financing activities:
Proceeds from initial public offering, net of underwriting discounts and commissions	—	52,313
Proceeds from exercise of stock options	2,056	853
Proceeds from borrowings on line of credit	—	22,729
Repayments of borrowings on line of credit	—	(24,729)
Repayments of term loan	—	(2,625)
Payments of initial public offering costs	—	(3,713)

Net cash provided by financing activities	2,056	44,828

Net increase in cash, cash equivalents and restricted cash	315	36,346
Cash, cash equivalents and restricted cash at beginning of period	41,884	2,613

Cash, cash equivalents and restricted cash at end of period	$42,199	$38,959

EVERQUOTE, INC.

FINANCIAL AND OPERATING METRICS

Revenue by vertical:

	Three Months Ended September 30,		Change
	2019	2018	%
	(in thousands)
Automotive	$57,306	$35,900	59.6%
Other	9,806	5,848	67.7%

Total Revenue	$67,112	$41,748	60.8%

	Nine Months Ended September 30,		Change
	2019	2018	%
	(in thousands)
Automotive	$152,108	$107,334	41.7%
Other	22,904	16,236	41.1%

Total Revenue	$175,012	$123,570	41.6%

Other financial and non-financial metrics:

	Three Months Ended September 30,		Change
	2019	2018	%
	(in thousands)
Loss from operations	$(82)	$(3,936)	-97.9%
Net income (loss)	$173	$(3,808)	-104.5%
Quote requests	5,516	3,044	81.2%
Variable Marketing Margin(1)	$20,912	$12,551	66.6%
Adjusted EBITDA(2)	$3,862	$(1,008)	-483.1%

	Nine Months Ended September 30,		Change
	2019	2018	%
	(in thousands)
Loss from operations	$(6,894)	$(6,798)	1.4%
Net loss	$(6,183)	$(6,866)	-9.9%
Quote requests	14,148	9,519	48.6%
Variable Marketing Margin(1)	$51,480	$35,835	43.7%
Adjusted EBITDA(2)	$4,131	$(1,968)	-309.9%

(1)

Beginning in the first quarter of 2019, we revised our definition of variable marketing margin, or VMM, as revenue, as reported in our statements of operations and comprehensive income (loss), less advertising costs (a component of sales and marketing expense, as reported in our statements of operations and comprehensive income (loss)). We use VMM to measure the efficiency of individual advertising and consumer acquisition sources and to make trade-off decisions to manage our return on advertising. Under our previous definition of VMM, our VMM for the three and nine months ended September 30, 2018 was $12.9 million and $37.4 million, respectively, as advertising costs used in our previously defined VMM calculation excluded advertising costs related to our EverDrive app and advertising costs not related to obtaining quote requests.

(2)	Adjusted EBITDA is a non-GAAP measure. Please see “EverQuote, Inc. Reconciliation of Non-GAAP Measures to GAAP” below for more information.

EVERQUOTE, INC.

NON-GAAP FINANCIAL MEASURES

To supplement the Company’s financial statements presented in accordance with GAAP and to provide investors with additional information regarding EverQuote’s financial results, the Company has presented adjusted EBITDA as a non-GAAP financial measure. This non-GAAP financial measure is not based on any standardized methodology prescribed by GAAP and is not necessarily comparable to similarly titled measures presented by other companies.

The Company defines adjusted EBITDA as net income (loss), excluding the impact of stock-based compensation expense; depreciation and amortization expense; interest income and interest expense; and the provision for (benefit from) income taxes. The most directly comparable GAAP measure is net income (loss). The Company monitors and presents adjusted EBITDA because it is a key measure used by management and the board of directors to understand and evaluate operating performance, to establish budgets and to develop operational goals for managing EverQuote’s business. In particular, the Company believes that excluding the impact of these items in calculating adjusted EBITDA can provide a useful measure for period-to-period comparisons of EverQuote’s core operating performance.

The Company uses adjusted EBITDA to evaluate EverQuote’s operating performance and trends and make planning decisions. The Company believes that this non-GAAP financial measure helps identify underlying trends in EverQuote’s business that could otherwise be masked by the effect of the items that the Company excludes in the calculations of adjusted EBITDA. Accordingly, the Company believes that this financial measure provides useful information to investors and others in understanding and evaluating EverQuote’s operating results, enhancing the overall understanding of the Company’s past performance and future prospects.

The Company’s non-GAAP financial measures are not prepared in accordance with GAAP and should not be considered in isolation of, or as an alternative to, measures prepared in accordance with GAAP. There are a number of limitations related to the use of adjusted EBITDA rather than net income (loss), which is the most directly comparable financial measure calculated and presented in accordance with GAAP. In addition, other companies may use other measures to evaluate their performance, which could reduce the usefulness of the Company’s non-GAAP financial measures as tools for comparison.

The following table reconciles adjusted EBITDA to net income (loss), the most directly comparable financial measure calculated and presented in accordance with GAAP.

EVERQUOTE, INC.

RECONCILIATION OF NON-GAAP MEASURES TO GAAP

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
	(in thousands)
Net income (loss)	$173	$(3,808)	$(6,183)	$(6,866)
Stock-based compensation	3,269	2,586	9,257	3,876
Depreciation and amortization	588	342	1,593	954
Interest (income) expense, net	(168)	(128)	(536)	68

Adjusted EBITDA	$3,862	$(1,008)	$4,131	$(1,968)

Investor Relations Contact:

Brinlea Johnson

The Blueshirt Group

212-331-8424

Brinlea@blueshirtgroup.com

Or

Allise Furlani

The Blueshirt Group

212-331-8433

allise@blueshirtgroup.com

SOURCE: EverQuote, Inc.